EXHIBIT 10.1

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED INVENTORY SECURITY AGREEMENT

This Amendment No. 4 to the Amended and Restated Inventory Security Agreement (the “Amendment”) is entered into effective as of September 1, 2017 by and between Titan Machinery, Inc., (“Debtor”) and DLL Finance LLC (f.k.a. Agricredit Acceptance LLC) (“Secured Party”) (each a “Party” and collectively the “Parties”).

The Parties entered into the Amended and Restated Inventory Security Agreement dated October 31, 2013, as amended by Amendment No. 1 to the Amended and Restated Inventory Security Agreement dated April 1, 2015, Amendment No. 2 to the Amended and Restated Inventory Security Agreement dated June 1, 2015, and Amendment No. 3 to the Amended and Restated Inventory Security Agreement dated April 1, 2016 (as amended, the “Agreement”), and now desire to further amend the Agreement to revise financial covenants and definitions to the Agreement, all as set forth below.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Integration. Except as amended herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.	Amendment. The Agreement shall be amended as follows:

a.	The last paragraph of Section 3 of the Agreement titled “Security Interest” is hereby deleted in its entirety.

b.	Paragraph (g) of Section 10 of the Agreement titled “Default” is hereby deleted in its entirety and replaced with the following:

(g)	[Reserved]

c.	The defined term “Orderly Liquidation Value” in Exhibit B, Definitions, to the Agreement, is hereby deleted in its entirety.

d.	Section 9 of Exhibit B, Definitions, to the Agreement, is hereby deleted in its entirety and replaced with the following:

9.
“Consolidated EBITDAR” means, for any period, for Debtor and its Subsidiaries on a consolidated basis, the sum of (without duplication): (a) Consolidated Net Income for such period; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such Consolidated Net Income; plus (c) all amounts treated as expenses for such period for depreciation and amortization, but in each case only to the extent included in the determination of such Consolidated Net Income; plus (d) Consolidated Rent Expense; plus (e) income tax expense related to income made by the Debtor and its Subsidiaries; plus (f) Consolidated Rent-to-Own Expense; plus (g) non-cash restructuring charges to the extent included in the determination of Consolidated Net Income; plus (h) extraordinary losses to the extent included in the determination of Consolidated Net Income; plus (i) non-cash goodwill and intangible asset impairment charges to the extent included in the determination of Consolidated Net Income; plus (j) cash restructuring costs not to exceed $2,000,000 in any twelve (12) month period; plus (k) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale or issuance of equity interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock options, stock appreciation rights, or similar arrangements); minus (l) extraordinary gains to the extent included in the determination of Consolidated Net Income; minus (m) non-cash restructuring gains to the extent included in the determination of Consolidated Net Income.

e.	Section 10 of Exhibit B, Definitions, to the Agreement, is hereby deleted in its entirety and replaced with the following:

10.
“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of a fiscal quarter, for the period consisting of the four consecutive Fiscal Quarters ending on such date, the ratio of: (a) the sum for such period of (without duplication): (i) Consolidated EBITDAR; minus (ii) all payments in cash for taxes related to income made by Debtor and its Subsidiaries; minus (iii) Capital Expenditures actually made in cash by Debtor and its Subsidiaries, less any disposition proceeds received from the sale of capital or fixed assets; minus (iv) Restricted Payments paid in cash by Debtor; to (b) the sum for such period of (without duplication): (i) the cash portion of Consolidated Interest Expense; plus (ii) Consolidated Rent Expense; plus (iii) all required (scheduled and mandatory) repayments of Debt (including with respect to Debt that is a capital lease).

f.	Exhibit C, Financial Covenants, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit C attached to this Amendment.

g.	Exhibit D, Form of Compliance Certificate, to the Agreement is hereby deleted in its entirety and replaced with the corresponding Exhibit D attached to this Amendment.

3.
Miscellaneous. This Amendment may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment constitutes the final agreement between the Parties and is the exclusive expression of the Parties’ agreement on the matters contained herein. All earlier and contemporaneous negotiations and agreements between the Parties on the matters contained herein are expressly merged into and superseded by this Amendment. Any modification or additions to the terms of this Amendment must be in a written agreement identified as an amendment and executed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date set forth above.
Titan Machinery, Inc.		DLL Finance LLC At: 8001 Birchwood Court, Johnston, IA 50131
Debtor
/s/ Mark Kalvoda, CFO		/s/ Douglas Kunert
Authorized Signature		Authorized Signature
Mark Kalvoda, CFO	8/30/2017	Douglas Kunert, Vice President	8/30/2017
Print Name & Title	Date	Print Name & Title	Date

EXHIBIT C

Financial Covenants

1.	Consolidated Net Leverage Ratio. As measured at the end of each fiscal quarter of Debtor, the Debt of Debtor shall not exceed the Consolidated Tangible Net Worth of Debtor by a ratio of greater than:

Applicable Calendar Quarter(s):	Maximum Debt to Consolidated Tangible Net Worth:
FYE January 31, 2015	3.00 to 1.00
FQE April 30, 2015	3.00 to 1.00
FQE July 31, 2015	2.75 to 1.00
FQE October 31, 2015	2.75 to 1.00
FYE January 31, 2016 and each Fiscal Quarter thereafter	2.50 to 1.00

If the Debt to Consolidated Tangible Net Worth exceeds the applicable ratio set forth above, this shall constitute an Event of Default.

2.
Minimum Consolidated Fixed Charge Coverage Ratio. As measured at the end of each fiscal quarter of Debtor on a trailing twelve (12) month basis, the Consolidated Fixed Coverage Charge Ratio shall exceed:

Applicable Calendar Quarter(s):	Minimum Consolidated Fixed Charge Coverage Ratio:
FQE October 31, 2014 and each Fiscal Quarter thereafter	1.25 to 1.00
FQE April 30, 2016, FQE July 31, 2016, and FQE October 31, 2016	1.10 to 1.00
FYE January 31, 2017 and FQE April 30, 2017	1.25 to 1.00
FQE October 31, 2017 and each Fiscal Quarter thereafter	1.10

If the Minimum Consolidated Fixed Charge Coverage Ratio is less than the applicable ratio set forth above, this shall constitute an Event of Default.

3.
Acquisitions. Debtor shall not acquire any Capital Securities in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) for consideration in excess of ten percent (10%) of the Debtor’s Total Assets in any single Acquisition or series of related Acquisitions and twenty percent (20%) of the Debtor’s Total Assets for all acquisitions in a fiscal year, except if approved in writing by Secured Party (any such approved acquisition or acquisitions, being a “Permitted Acquisition”).

4.
Distributions. Debtor shall not, without the prior written consent of Secured Party, make any distributions to the shareholders of Debtor; provided, however, (a) so long as no Event of Default exists prior to or immediately following such action or otherwise results from such action, Debtor may declare or pay cash dividends to its shareholders in an amount not to exceed 50% of Debtor’s Consolidated Net Income for the then trailing four (4) quarters, and (b) in lieu of issuing stock to participants in the Debtor’s restricted stock plan, pay the associated tax liability with other stock issued.

EXHIBIT D

Form of Compliance Certificate

TO: DLL Finance LLC (“Secured Party”), its affiliates, related parties and participants

Pursuant to that certain Amended and Restated Inventory Security Agreement dated October 31, 2013, as amended, (the “ISA”) by and between Titan Machinery Inc., a Delaware corporation (the “Debtor”), and Secured Party, the Debtor hereby:

A.   Repeats and reaffirms to Secured Party each and all of the representations and warranties made by Debtor in the ISA; the Amended and Restated Wholesale Financing Plan, as amended; and the agreements related thereto, and certifies to the Secured Party that each and all of said warranties and representations are true and correct as of the date hereof; and

B.   Represents, warrants and certifies that the following computations of financial covenants and tests contained in the ISA and related documents are true, correct, complete and accurate as follows:

1.	Consolidated Net Leverage Ratio. As measured at the end of each fiscal quarter, the Debt of Debtor shall not exceed the Consolidated Tangible Net Worth of Debtor by a ratio of greater than:

Applicable Calendar Quarter(s):	Maximum Debt to Consolidated Tangible Net Worth:
FYE January 31, 2016 and each Fiscal Quarter thereafter	2.50 to 1.00

As of
Maximum Consolidated Net Leverage Ratio:	
(a) (i) Consolidated Total Liabilities	
Minus	
(ii) Cash Equivalents In Excess of $30,000,000	
(b) Consolidated Tangible Net Worth	
(a) Stockholders' Equity	
Minus	
(b) Treasury Stock	
(c) Intangible Assets and Unamortized Debt Expense	
Calculation	
Maximum Debt to Consolidated Tangible Net Worth	2.50
In Compliance?

 2. Minimum Consolidated Fixed Charge Coverage Ratio.  As measured at the end of each fiscal quarter of Debtor on a trailing twelve (12) month basis, the Consolidated Fixed Coverage Charge Ratio shall exceed:

Applicable Calendar Quarter(s):	Minimum Consolidated Fixed Charge Coverage Ratio:
FQE October 31, 2017 and each Fiscal Quarter thereafter	1.10

C.  Without diminishing or decreasing the importance of any other covenants, representations and warranties, the following covenants, representations and/or warranties are true, correct, complete and accurate:

1.
Acquisitions.  Debtor has not acquired any Capital Securities in a Person, or acquired all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) for consideration in excess of ten percent (10%) of the Debtor’s Total Assets in any single Acquisition or series of related Acquisitions and twenty percent (20%) of the Debtor’s Total Assets for all acquisitions in a fiscal year, except if approved in writing by Secured Party.

2.
Distributions. Debtor has not, unless the action was approved in writing by Secured Party, made any distributions to the shareholders of Debtor, except that Debtor may have, (a) so long as no Event of Default existed prior to or immediately following such action or otherwise resulted from such action, declared or paid cash dividends to its shareholders in an amount not to exceed 50% of Debtor’s Consolidated Net Income for the then trailing four (4) quarters, and (b) in lieu of issuing stock to participants in the Debtor’s restricted stock plan, paid the associated tax liability with other stock issued.

All capitalized terms not defined herein shall have the meaning ascribed to them in the ISA, as amended.

The undersigned confirms the accuracy of all statements made above as of the date set for the below.

Titan Machinery, Inc.
Debtor

Authorized Signature

Print Name & Title	Date